Exhibit g 2 u

MAINSTAY GROUP OF FUNDS

April 1, 2019

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Delegation Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised of the following change to the MainStay Group of Funds. This change is reflected in the attached revised Appendix A to the Agreement.

Type of change	Fund name	New Fund name, if applicable	Date of change
Name Change	MainStay Epoch U.S. Small Cap Fund	MainStay MacKay Small Cap Core Fund	April 1, 2019

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the MainStay Funds Trust and retaining one for your records.

Sincerely,

MAINstay funds trust

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: April 1, 2019

Appendix A

to the

Amended and Restated Master Delegation Agreement

(as of April 1, 2019, unless otherwise noted)

Fund / Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

The MainStay Funds

MainStay Income Builder Fund

MainStay Large Cap Growth Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay Emerging Markets Debt Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay Infrastructure Bond Fund

MainStay MacKay International Equity Fund

MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund

MainStay MAP Equity Fund

MainStay Money Market Fund

MainStay VP Funds Trust

MainStay VP Balanced Portfolio

MainStay VP Bond Portfolio

MainStay VP Conservative Allocation Portfolio

MainStay VP Cushing Renaissance Advantage Portfolio

MainStay VP Eagle Small Cap Growth Portfolio

MainStay VP Emerging Markets Equity Portfolio

MainStay VP Epoch U.S. Equity Yield Portfolio

MainStay VP Epoch U.S. Small Cap Portfolio

MainStay VP Fidelity Institutional AMSM Utilities Portfolio
MainStay VP Floating Rate Portfolio

MainStay VP Growth Allocation Portfolio

MainStay VP Income Builder Portfolio

MainStay VP Indexed Bond Portfolio

MainStay VP IQ Hedge Multi-Strategy Portfolio

MainStay VP Janus Henderson Balanced Portfolio

MainStay VP Large Cap Growth Portfolio

MainStay VP MacKay Common Stock Portfolio

MainStay VP MacKay Convertible Portfolio

MainStay VP MacKay Government Portfolio

MainStay VP MacKay Growth Portfolio

MainStay VP MacKay High Yield Corporate Bond Portfolio

MainStay VP MacKay International Equity Portfolio

MainStay VP MacKay Mid Cap Core Portfolio

MainStay VP MacKay S&P 500 Index Portfolio

MainStay VP MacKay Small Cap Core Portfolio

MainStay VP MacKay Unconstrained Bond Portfolio

MainStay VP Mellon Natural Resources Portfolio

2

Fund / Portfolio

MainStay VP Moderate Allocation Portfolio

MainStay VP Moderate Growth Allocation Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP U.S. Government Money Market Portfolio

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay Indexed Bond Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay MacKay Emerging Markets Equity Fund

MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay International Opportunities Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Short Term Municipal Fund

MainStay MacKay Small Cap Core Fund

formerly MainStay Epoch U.S. Small Cap Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay Retirement 2010 Fund

MainStay Retirement 2020 Fund

MainStay Retirement 2030 Fund

MainStay Retirement 2040 Fund

MainStay Retirement 2050 Fund

MainStay Retirement 2060 Fund

3